AMENDED

                               SGI INTERNATIONAL
                            1996 OMNIBUS STOCK PLAN

        1. Purpose of the Plan. The purpose of the SGI International 1996 Omnibus Stock Plan is to enable SGI International to provide an incentive to eligible employees, consultants, advisors, Directors, and Officers whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employment the best available talent for the successful conduct of its business. It is intended that this purpose will be effected through the granting of (a) incentive and nonqualified stock options, (b) stock purchase rights, (c) stock appreciation rights, and (d) long-term performance awards.

        2. Definitions. As used herein, the following definitions shall apply:

                (a) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under applicable securities laws, Utah corporate law, and the Internal Revenue Code.

                (b) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committees.

                (c) "Code" means the Internal Revenue Code of 1986, as amended.

                (d) "Committee" means a Committee appointed by the Board in accordance with Section 5 of the Plan.

                (e) "Common Stock" means the Common Stock of the Company.

                (f) "Company" means SGI International, a Utah corporation.

                (g) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

                (h) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

                (i) "Director" means a member of the Board.

                (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of common stock shall be the closing bid price for such stock as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                        (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                        (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

                (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                (o) "Long-Term Performance Award" means an award under Section 10 below. A Long-Term Performance Award shall permit the recipient to receive a cash or stock bonus (as determined by the Board) upon satisfaction of such performance factors as are set out in the recipient's individual grant. Long-term Performance Awards will be based upon the achievement of Company, Subsidiary and/or individual performance factors or upon such other criteria as the Board may deem appropriate.

                (p) "Long-Term Performance Award Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Long-Term Performance Award grant. The Long-Term Performance Award Agreement is subject to the terms and conditions of the Plan.

                (q) "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option.

                (r) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option, Stock Purchase Right, or Long-Term Performance Award grant. The Notice of Grant is part of the Option Agreement, and the Long-Term Performance Award Agreement.

                (s) "Officer" means a person who is an Officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                (t) "Option" means a stock option granted pursuant to the Plan.

                (u) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                (v) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

                (w) "Optioned Stock" means the Common Stock underlying an Option or Right.

                (x) "Optionee" means an Employee or Consultant who holds an outstanding Option or Right.

                (y) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                (z) "Plan" means this 1996 Omnibus Stock Plan.

                (aa) "Restricted Stock" means shares of Common Stock subject to a Restricted Stock Purchase Agreement acquired pursuant to a grant of Stock Purchase Rights under Section 9 below.

                (bb) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

                (cc) "Right" means and includes Long-Term Performance Awards, Stock Appreciation Rights, and Stock Purchase Rights granted pursuant to the Plan.

                (dd) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor rule thereto, as in effect when discretion is being exercised with respect to the Plan.

                (ee) "SAR" means a stock appreciation right granted pursuant to
Section 8 of the Plan.

                (ff) "SAR Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual
SAR grant. The SAR Agreement is subject to the terms and conditions of the Plan.

                (gg) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

                (hh) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 9 of the Plan, as evidenced by a Notice of Grant.

                (ii) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Eligibility. Nonqualified Stock Options and Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Right may be granted additional Options or Rights.

        4. Stock Subject to the Plan.

                (a) Shares Reserved. Subject to the provisions of Section 12 of the Plan, the total number of Shares reserved and available for distribution under the Plan is 2,000,000 Shares. Subject to Section 12 of the Plan, if any Shares that have been optioned under an Option cease to be subject to such Option (other than through exercise of the Option), or if any Option or Right granted hereunder is forfeited or any such award otherwise terminates prior to the issuance of Common Stock to the participant, the shares that were subject to such Option or Right shall again be available for distribution in connection with future Option or Right grants under the Plan; provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

                (b) No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares shall be rounded to the nearest whole Share.

                (c) Conditional Issuances. If this Plan is amended at any time subject to shareholder approval, then the Board may, in accordance with the terms and conditions of this Plan, grant Options or Rights on a conditional basis, subject to such approval by the shareholders of the Company not later than the next annual meeting of the shareholders of the Company following the date of such conditional grant. Any Options or Rights granted on a conditional basis shall not be exercisable unless and until the amendment to this Plan is approved by the shareholders of the Company. If such an amendment is not approved by the shareholders at the next annual meeting of shareholders of the Company following the conditional grant, then the conditional grant shall be canceled.

        5. Administration.

                (a) Administration by the Board. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option or Right shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option or Right. Any Officer of a Parent or Subsidiary shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

                (b) Powers of the Board. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Board shall have the authority, in its discretion:

                        (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

                        (ii) to select the Consultants and Employees to whom Options and Rights may be granted hereunder;

                        (iii) to determine whether and to what extent Options and Rights or any combination thereof, are granted hereunder;

                        (iv) to determine the number of shares of Common Stock to be covered by each Option and Right granted hereunder;

                        (v) to approve forms of agreement for use under the Plan;

                        (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Right or the shares of Common Stock relating thereto, based in each case on such factors as the Board, in its sole discretion, shall determine;

                        (vii) to construe and interpret the terms of the Plan;

                        (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

                        (ix) to determine whether and under what circumstances an Option or Right may be settled in cash instead of Common Stock or Common Stock instead of cash;

                        (x) to reduce the exercise price of any Option or Right;

                        (xi) to modify or amend each Option or Right (subject to Section 14 of the Plan);

                        (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Right previously granted by the Board;

                        (xiii) to institute an Option Exchange Program;

                        (xiv) to determine the terms and restrictions applicable to Options and Rights and any Restricted Stock; and

                        (xv) to make all other determinations deemed necessary or advisable for administering the Plan.

                (c) Effect of Board?s Decision. The Board's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Rights.

                (d) Limitations on Grants. The following limitations will apply to grants of Options and Rights under the Plan:

                        (i) no Employee or Consultant will be granted Options or Rights under the Plan to receive more than 100,000 Shares in any one fiscal year; and

                        (ii) no Employee or Consultant will be granted Options or Rights under the Plan to purchase more than 500,000 Shares over the term of the Plan, provided that, if the number of Shares available for issuance under Paragraph 4 of the Plan is increased, the maximum number of Options or Rights that any Employee or Consultant may be granted will also increase by a pro rata amount for each additional fiscal year in which Shares are allocated for issuance under the Plan.

                        (ii) The total number of shares to be issued under this Plan shall never exceed thirty percent (30%) of the then outstanding shares of this Company.

                (e) Rule 16b-3 Compliance. It is the intent that this Plan and all Options and Rights granted pursuant to it shall be administered, in the discretion of the Board, so as to permit this Plan and the Options and Rights to comply with Exchange Act Rule 16b-3. With respect to grants of Options and Rights to Executive Officers and Directors, the Plan will be administered by the full Board or a Committee to satisfy Rule 16b-3 to the extent the Board determines, in its sole discretion, that compliance with Rule 16b-3 is necessary or desirable. If any provision of this Plan or of any Options and Rights would otherwise frustrate or conflict with the intent expressed in this Section 5 (e), that provision, to the extent the Board determines it possible, necessary, or desirable, shall be interpreted and deemed amended in the manner determined by the Board so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Optionees who are then subject to the reporting requirements of
Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

        6. Duration of the Plan. The Plan shall remain in effect until terminated by the Board under the terms of the Plan, provided that in no event may Incentive Stock Options be granted under the Plan later than 10 years from the date the Plan was adopted by the Board.

        7. Options.

                (a) Options. The Board, in its discretion, may grant Options to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by a Notice of Grant/Option Agreement which shall expressly identify the Options as Incentive Stock Options or as Nonqualified Stock Options, and be in such form and contain such provisions as the Board shall from time to time deem appropriate. The Notice of Grant/Option Agreement shall govern each Optionee's rights and obligations with respect to each such particular Option. Without limiting the foregoing, the Board may at any time authorize the Company, with the consent of the respective recipients, to issue new Options or Rights in exchange for the surrender and cancellation of outstanding Options or Rights. Option agreements shall contain the following terms and conditions:

                        (i) Exercise Price; Number of Shares. The per Share exercise price for the Shares issuable pursuant to an Option shall be such price as is determined by the Board; provided, however, that in the case of an Incentive Stock Option, the price shall be no less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted, subject to any additional conditions set out in Section 7(a)(iv) below. In the case of a Nonqualified Stock Option, the per share exercise price for the Shares issuable pursuant to an Option shall be such price as is determined by the Board; provided, however, the price shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

                                (1) The Notice of Grant shall specify the number of Shares to which it pertains.

                        (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Board will determine the terms and conditions to be satisfied before Shares may be purchased, including the dates on which Shares subject to the Option may first be purchased. The Board may specify that an Option may not be exercised until the completion of the service period specified at the time of grant. (Any such period is referred to herein as the "waiting period.") At the time an Option is granted, the Board shall fix the period within which the Option may be exercised, which shall not be earlier than the end of the waiting period, if any, nor, in the case of an Incentive Stock Option, later than ten (10) years, from the date of grant. Notwithstanding the above, every employee shall have the right to exercise at least twenty percent (20%) of their options each year over a period of five (5) years from the date of grant.

                        (iii) Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of:

                                (1) cash;

                                (2) check;

                                (3) promissory note;

                                (4) other Shares which (a) in the case of
Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, unless otherwise permitted under Applicable Laws, including Rule 16b-3 and Section 16(b) of the Exchange Act, and (b) have a Fair Market Value on the date of surrender not greater than the aggregate exercise price of the Shares as to which said Option shall be exercised;

                                (5) delivery of a properly executed exercise
notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or the use of such other procedures which shall effect a cashless exercise;

                                (6) any combination of the foregoing methods of
payment; or

                                (7) such other consideration and method of
payment for the issuance of Shares to the extent permitted by Applicable Laws.

                        (iv) Special Incentive Stock Option Provisions. In addition to the foregoing, Options granted under the Plan which are intended to be Incentive Stock Options under Section 422 of the Code shall be subject to the following terms and conditions:

                                (1) Dollar Limitation. To the extent that the
aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent and any Subsidiary with respect to which other incentive stock options are exercisable for the first time by an Optionee during any calendar year under all plans of the Company and any Parent and Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (x) Options shall be taken into account in the order in which they were granted, and (y) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

                                (2) 10% Shareholder. If any Optionee to whom an
Incentive Stock Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of Common Stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, then the following special provisions shall be applicable to the Option granted to such individual:

                                        (a) The per Share Option price of
Shares subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of Common Stock on the date of grant: and

                                        (b) The Option shall not have a term in
excess of five (5) years from the date of grant.

Except as modified by the preceding provisions of this subsection 7(a)(iv) and except as otherwise limited by Section 422 of the Code, all of the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

(v) Other Provisions. Each Option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board.

(vi) Buyout Provisions. The Board may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the Optionee at the time that such offer is made; provided, however, that buyout offers made to Officers, Directors, and 10% shareholders may only be payable in cash and shall comply with Rule 16b-3 to the extent deemed desirable or required by the Board.

(b) Method of Exercise.

(i) Procedure for Exercise, Rights as a Shareholder. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Board and as shall be permissible under the terms of the Plan.

An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the

Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board (and, in the case of an Incentive Stock Option, determined at the time of grant) and permitted by the Option Agreement consist, of any consideration and method of payment allowable under subsection 7(a)(iii) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of an SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares which thereafter shall be available for purposes of the Plan.

(ii) Rule 16b-3. Options and SARs granted to individuals subject to Section 16 of the Exchange Act ("Insiders") may, in the discretion of the Board, comply with the applicable provisions of Rule 16b-3 and may contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(iii) Termination of Employment or Consulting Relationship. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option or SAR, but only within a period of six (6) months, (thirty (30) days in the case of an Incentive Stock Option) from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the SAR or Option Agreement). To the extent that Optionee was not entitled to exercise an Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR within six (6) months of such termination then the Option or SAR shall terminate.

(iv) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option or SAR, but only within six (6) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement). To the extent that Optionee was not entitled to exercise an Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

(v) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the deceased Optionee's Option or SAR by bequest or inheritance may exercise the Option or SAR, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement). To the extent that Optionee was not entitled to exercise an Option or SAR at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option or SAR does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

8. Stock Appreciation Rights

All Stock Appreciation Rights granted under the Plan shall comply with, and the related SAR Agreement shall be deemed to include and be subject to, the applicable terms and conditions set forth in this Section 8 and also the terms and conditions set forth in Section 12 and Section 7(b) (iii),
(iv), and (v); provided, however, that the Committee may authorize an SAR Agreement related to a Stock Appreciation Right that expressly contains terms and provisions that differ from the terms and provisions set forth in Section 12 and any of the terms and provisions of Section 7(b)(iii), (iv), or (v).

(a) Form of Right. A Stock Appreciation Right may be granted
(i) in connection with an Option, either at the time of grant or at any time during the term of the Option, or (ii) without relation to an Option.

(b) Rights Related to Options. A Stock Appreciation Right granted pursuant to an Option shall entitle the Optionee, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of any amount computed pursuant to Section 8(b)(ii). That Option shall then cease to be exercisable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the SAR Agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(i) Exercise and Transfer. Subject to Section 15, a Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercised and shall not be transferable except to the extent that the related Option is transferable. To the extent that an Option has been exercised, the Stock Appreciation Rights granted in connection with such Option shall terminate.

(ii) Value of Right. Upon the exercise of a Stock Appreciation Right related to an Option, the Optionee shall be entitled to receive payment from the Company of an amount determined by multiplying:

(a) The difference obtained by subtracting the exercise price of a Share specified in the related Option from the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right, by

(b) The number of Shares as to which that Stock Appreciation Right has been exercised.

(c) Right Without Option. A Stock Appreciation Right granted without relationship to an Option shall be exercisable as determined by the Board and set forth in the SAR Agreement governing the Stock Appreciation Right, which SAR Agreement shall comply with the following provisions:

(i) Number of Shares. Each SAR Agreement shall state the total number of Shares to which the Stock Appreciation Right relates.

(ii) Vesting. Each SAR Agreement shall state the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of Shares for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

(iii) Expiration of Rights. Each SAR Agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised.

(iv) Value of Right. A Stock Appreciation Right granted without relationship to an Option shall entitle the Optionee or holder of a SAR, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

(a) The difference obtained by subtracting the Fair Market Value of a Share on the date the Stock Appreciation Right is granted from the Fair Market Value of a Share on the date of exercise of that Stock Appreciation Right, by

(b) The number of rights as to which the Stock Appreciation Right has been exercised.

(d) Limitations on Rights. Notwithstanding Section 8(b)(ii) and Section 8(c)(iv), the Board may limit the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined on the date of the Notice of Grant and be noted on the instrument evidencing the Optionee?s Stock Appreciation Right.

(e) Payment of Rights. Payment of the amount determined under
Section 8(b)(ii) or Section 8(c)(iv) and Section 8(d) may be made solely in whole Shares valued at Fair Market Value on the date of exercise of the Stock Appreciation Right or, in the sole discretion of the Board solely in cash or a combination of cash and Shares. If the Board decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share shall be made in cash.

(f) Stockholder Privileges. No Employee or Consultant shall have any rights as a stockholder with respect to any Shares covered by a Stock Appreciation Right until the Employee or Consultant becomes the holder of record of such Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Employee or Consultant becomes the holder of record of such Common Stock.

(g) Other Agreement Provisions. The SAR Agreements authorized relating to Stock Appreciation Rights shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Stock Appreciation Right and the retention or transfer of shares thereby acquired as the Board may deem advisable.

9. Stock Purchase Rights.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Stock Purchase Rights to Employees and Consultants in such amounts as the Board in its sole discretion shall determine.

(b) Restricted Stock Purchase Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Purchase Agreement that shall specify the period of time during which the transfer of Restricted Stock is limited in some way, including the passage of time, achievement of performance goals, or upon the occurrence of other events as determined by the Board in its sole discretion (?Period of Restriction), the number of Shares of Restricted Stock granted, and such other provisions as the Board, in its sole discretion, shall determine.

(c) Transferability. Except as provided in this Section 9(c), the Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Restricted Stock Purchase Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Restricted Stock Purchase Agreement. The Restricted Stock is subject to substantial risk of forfeiture during the Period of Restriction.

(d) Other Restrictions. The Board shall impose such other restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary, and/or individual), and/or restrictions under applicable Federal or state securities laws, and may legend the certificate representing Restricted Stock to give appropriate notice for such restrictions. The Restricted Stock shall be deposited in escrow with the Company until the Restricted Stock is vested and the Period of Restriction is terminated.

(e) Certificate Legend. In addition to any legends placed on certificates pursuant to this Section 9(e) each certificate representing Restricted Stock granted pursuant to the Plan shall bear the following legend:

"The sale or other transfer of the Shares of stock represented by this Certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the SGI International 1996 Omnibus Stock Plan and in a Restricted Stock Purchase Agreement dated November 7, 1996. A copy of the Plan and such Restricted Stock Purchase Agreement may be obtained from the Chief Financial Officer of SGI International."

(f) Removal of Restrictions. Except as otherwise provided in this Section 9, Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the participant after the last day of the Period of Restriction. The Board, in its discretion, may accelerate the time at which any restriction shall lapse and/or remove any restrictions. Once the Shares are released from the restrictions, the Employee or Consultant shall be entitled to have the legend required by Section 9(e) removed from his or her Share certificate.

(g) Voting Rights. During the Period of Restriction, Employees or
Consultants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

(h) Dividends and Other Distributions. During the Period of
Restriction, Employees or Consultants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

(i) Termination of Employment Due to Death, Disability, or
Retirement. In the event that an Employee or Consultant?s employment with the Company is terminated by reason of death or Disability, the restrictions on the Employee or Consultant?s Restricted Stock shall lapse as of the date of termination (in the case of Disability, the restrictions shall lapse on the date the Employee or Consultant?s Disability is determined by the Board to be total and permanent).

(j) Termination of Employment for Other Reasons. If the employment of the Employee or Consultant shall terminate for any reason other than those reasons described in Section 9(i), including termination for cause, all nonvested Restricted Stock held by the Employee or Consultant at that time shall be subject to the repurchase option of the Company, unless the Board determines otherwise. The repurchase price must be made at the original purchase price, provided the right to repurchase at such price lapses at the rate of at least 20% per year over 5 years from the date the option is granted. Also, SGI's right to repurchase must be exercised for cash or cancellation of purchase money indebtedness within 90 days of termination of employment, or in the case of securities issued upon exercise of options after the date of termination, within 90 days after the date of exercise. These purchase rights apply only to employees and not to officers, directors, or consultants.

(k) Rule 16b-3. If the Company has any class of equity security registered pursuant to Section 12 of the Exchange Act, Stock Purchase Rights granted to Insiders, and Shares purchased by Insiders in connection with the Stock Purchase Rights, may be, in the discretion of the Board, subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3, unless waived in the sole discretion of the Board.

10. Long-Term Performance Awards.

(a) Administration. Long-Term Performance Awards are cash or stock bonus awards that may be granted either alone or in addition to other awards granted under the Plan. Such awards shall be granted for no cash consideration. The Board shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award, and shall determine the performance or employment factors, if any, to be used in the determination of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards are valued or have been earned. Long-Term Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of Company, Subsidiary, Parent and/or individual performance factors or upon such other criteria as the Board may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-Term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

At the beginning of each Performance Period, the Board may determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met. Such dollar values or number of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Board.

(b) Adjustment of Awards. The Board may adjust the performance factors applicable to the Long-Term Performance Awards to take into account changes in legal, accounting and tax rules and to make such adjustments as the Board deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

11. Non-Transferability of Options. Options and Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

12. Adjustments Upon Changes in Capitalization,
Dissolution, Merger, Asset Sale or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Right, as well as the price per share of Common Stock covered by each such outstanding Option or Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Right would not otherwise be exercisable.

(c) Merger or Asset Sale. Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Right shall be assumed, or an equivalent Option or Right substituted, by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Board makes an Option or Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option or Right shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Right shall be considered assumed if, immediately following the merger or sale of assets, the Option or Right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Right immediately prior to the merger or sale of assets, for the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or Right, for each Share of Optioned Stock subject to the Option or Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d) Change in Control. In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

(i) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, any Options and Rights outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

(ii) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, all outstanding Options and Rights, to the extent they are exercisable and vested (including Options and Rights that shall become exercisable and vested pursuant to subparagraph (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price, (reduced by the exercise price, if any, applicable to such Options or Rights). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option or Right by bequest or inheritance.

(e) Definition of "Change in Control". For purposes of this Section 12, a "Change in Control" means the happening of any of the following:

(i) When any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

(ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

(iii) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.

"Incumbent Directors" shall mean directors who either (x) are directors of the Company as of the date the Plan is approved by the Board or the shareholders, whichever shall first occur, or (y) are elected, or nominated for election, to the Board of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(f) Change in Control Price. For purposes of this Section 12,
"Change in Control Price" shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60--Day Period"), or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) such lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

13. Date of Grant. The date of grant of an Option or Right shall be, for all purposes, the date on which the Board makes the determination granting such Option or Right, or such other later date as is determined by the Board. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan for any reason.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent requested by Applicable Law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Laws, rules or regulations.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company unless such amendment, alteration, suspension or termination is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any Applicable Laws or government regulations.

15. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Right unless the exercise of such Option or Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933 (?Securities Act?), as amended, the Exchange Act, the securities laws of applicable states, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations Re: Federal Securities Laws.
The Shares underlying these Options and Rights, as of the date hereof, have not been registered under the Securities Act. The Optionee represents that if Options or Rights are exercised in whole or in part at a time when there is not in effect, under the Securities Act, a registration statement applicable to the Shares issuable upon exercise, then the purchase of such Shares is expressly conditioned upon the following representations, warranties and covenants:

(i) Investment Intent. Optionee is acquiring the Shares for its own account, not as a nominee or agent, and not with a view to their resale or distribution and is prepared to hold the Shares for an indefinite period and has no present intention to sell, distribute, or grant any participating interests in the Shares. Optionee acknowledges the Shares have not been registered under the Securities Act or the securities laws of any other state, province or country (collectively, with the 1933 Act, the "Securities Laws"), and that the Company is issuing the Shares to it in reliance on its representations made herein.

(ii) Restricted Securities. Optionee hereby confirms it has been informed that the Shares may not be resold or transferred unless such Shares are first registered under the applicable Securities Laws or unless an exemption from such registration is available. Accordingly, Optionee acknowledges it is prepared to hold the Shares for an indefinite period.

(iii) Investment Experience. In connection with the investment representations made herein, Optionee represents that it is able to fend for itself in the transactions contemplated by this Plan, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment, and has been furnished with and has had access to such information as is normally made available in the form of a registration statement, together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

(iv) Disposition of Shares. Optionee agrees that it shall make no disposition of the Shares, unless and until:

(a) Optionee shall have complied with all requirements of this Agreement and any stock exchange on which such Shares (or any substituted securities) may be listed;

(b) Optionee shall have notified the Company of the proposed disposition and furnished it with a written summary of the terms and conditions of the proposed disposition; and

(c) Optionee shall have provided an opinion to the Company's counsel (at optionee?s expense), in form and substance reasonably satisfactory to the Company, that (x) the proposed disposition does not require registration of the Shares under the applicable Securities Laws or (y) all appropriate action necessary for compliance with the registration requirements of the applicable Securities Laws or of any exemption from registration available under the applicable Securities Laws has been taken.

16. Liability of Company.

(a) Inability to Obtain Authority. The inability of the
Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Provision of Information. At least annually, copies of the Company?s annual report or Form 10-K for the just completed fiscal year shall be made available to each Optionee and purchaser of Shares upon exercise of an Option or Right. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.

19. Plan Does Not Affect Employment Status.

(a) Status as an Employee or Consultant shall not be construed as a commitment that any Option or Right will be made under the Plan to such Employee or Consultant or to eligible Employees or Consultants generally.

(b) Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Consultant or Optionee any right to continue in the employment of the Company or any Parent or Subsidiary or constitute any contract of employment or affect any right which the Company or any Parent or Subsidiary may have to change such person?s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

20. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Options or Rights under the Plan. Neither the Company, its Parent or Subsidiary, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan, nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Parent or Subsidiary and an Optionee. To the extent any person acquires a right to receive an Option or Right under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

21. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Officers or employees of the Company and any Parent or Subsidiary, members of the Board and any Officers or employees of the Company and any Parent or Subsidiary to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys? fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

22. Stock Withholding to Satisfy Withholding Tax Obligations

(a) Ability to Use Stock to Satisfy Withholding. At the discretion of the Company, Optionees may satisfy withholding obligations as provided in this Section 22. When an Optionee incurs tax liability in connection with the award, vesting or exercise of an Option or Right, which tax liability is subject to tax withholding under applicable tax laws (including federal, state and local laws), the Optionee may satisfy the withholding tax obligation (up to an amount calculated by applying such Optionee?s maximum marginal tax rate) by electing to have the Company withhold from the Shares to be issued upon award, vesting or exercise of the Option or Right, that number of Shares, or by delivering to the Company that number of previously owned Shares, having a Fair Market Value (as defined in the Plan) equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered, as the case may be, shall be determined on the date that the amount of tax to be withheld is determined (the ?Tax Date?).

(b) Election to Have Shares Withheld. All elections by an
Optionee to have Shares withheld or to deliver previously owned Shares pursuant to this Section 22 shall be made in writing in a form acceptable to the Company and shall be subject to the following restrictions:

(i) the election must be made on or prior to the application Tax Date;

(ii) all elections shall be subject to the consent or disapproval of the Company; and

(iii) if the Optionee is subject to Section 16 of the Securities Act, the election shall, to the extent practicable, desirable, or as determined by the Board, comply with the applicable provisions of Rule 16b-3 and may be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(c) Section 83(b) Elections. In the event that (i) an election to have the Shares withheld is made by an Optionee, (ii) no election is filed under Section 83(b) of the Internal Revenue Code by such Optionee, and (iii) the Tax Date is deferred under Section 83 of the Internal Revenue Code, the Optionee shall receive the full number of Shares with respect to which the Option or Right has been awarded, has vested or has been exercised, as the case may be, but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

23. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

Adopted by the Board of Directors on February 16, 1999

ATTEST:

SGI International

By: /s/ JOHN R. TAYLOR
________________________________
John R. Taylor, General Counsel